Sigma Labs, Inc. Announces Pricing of Public Offering of 2,390,000 Units

SANTA FE, N.M. – June 22, 2018 – Sigma Labs, Inc. (NASDAQ: SGLB) (“Sigma Labs” or the “Company”), a provider of quality assurance software under the PrintRite3D® brand, today announced the pricing of its previously announced public offering of its common stock, warrants to purchase common stock, and convertible preferred stock, with anticipated gross proceeds of $2,390,000, before deducting placement agent fees and expenses and offering expenses payable by the Company. The Company is offering 2,390,000 units, with each unit consisting of one share of common stock and 30% of a warrant to purchase a share of common stock at a price of $1.00 per unit. The warrants are immediately exercisable at a price of $1.08 per share of common stock and will expire on the fifth anniversary of the date of issuance. To the extent that the purchase of shares of common stock would result in beneficial ownership above 4.99%, an investor may elect to purchase shares of the Company’s Series C Convertible Preferred Stock in lieu of common stock. Each share of preferred stock has no dividend rights. The offering is expected to close on or about June 26, 2018, subject to customary closing conditions.

Dawson James Securities, Inc. is acting as exclusive placement agent in connection with the offering.

The shares, warrants and preferred stock described above are being offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-225377), that was previously filed with the Securities and Exchange Commission (SEC) and declared effective on June 14, 2018. The securities may be offered only by means of a prospectus. The prospectus and a preliminary prospectus supplement related to the offering have been filed with the SEC and are available on the SEC’s website located at http://www.sec.gov. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering, when available, may also be obtained by contacting Dawson James Securities, Inc., Attention: Prospectus Department, 1 North Federal Highway, 5th Floor, Boca Raton, FL 33432, or by telephone toll free at 866-928-0928, or by e-mail at mmaclaren@dawsonjames.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor may there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sigma Labs, Inc.

Sigma Labs, Inc. is a provider of quality assurance software under the PrintRite3D® brand and a developer of advanced, in-process, non-destructive quality assurance software for commercial firms worldwide seeking productive solutions for advanced manufacturing.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements in this press release include, without limitation, whether an offering will be completed. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K (including but not limited to the discussion under “Risk Factors” therein) filed with the SEC on April 17, 2018 and which may be viewed at http://www.sec.gov.

Media Contact

Bret Shapiro
Managing Director
CORE IR
561-479-8566
brets@coreir.com